The E-Government Expansion Project of Dehua County

Main Contract

Appointer (Party A): Fujian Province Dehua County E-Government Construction Project Management Company Limited

Appointee (Party B): Expert Network (Shenzhen) Company Limited

Execution time: April 1, 2006

Execution Place: Dehua County, Fujian Province

Based on the success achieved from the Dehua E-Government Construction, the People's Government of Dehua County decides to advance the E-Government Construction Project of Dehua to a further step, firstly by fully implement the Coordinated Office System (including Documents Exchange System) and the Unified Administration Approval System in all the governmental departments, towns and streets, so that the full implementation of the Dehua E-Government Construction Project is ensured. Based on the good cooperation between Party A and Party B, Party A decides to appoint Party B exclusively to conduct a complete planning to the said project and to undertake the main contract of the construction works. Upon the consultation between the Parties, the following terms are reached:

Clause One Definitions and explanations

1.1 The Project so stated hereunder, unless stated otherwise, shall refer to the Dehua E-Government Expansion Project.

1.2 The applicable software referred to hereunder is those software used in the Dehua E-Government Expansion Project.

Clause Two Applicable Laws

The laws applicable to this Contract are: Contract Law of the People's Republic of China, Authorship Rights Law of the People's Republic of China, Computer Software Protection Clause of the People's Republic of China, and other relevant legal rules of China.

Clause Three Contract Scope

3.1 The scope of this Contract covers the application software of the Project, which is listed in the addendum, "Software List of Dehua County E-Government Expansion Project".

3.2 The purchasing, transportation, delivery, installation, testing, training, technical support, upgrading and repair of any systems, hardware, network equipments and system software other than those of the Project are outside the scope of this Contract.

Clause Four Rights and Obligations

4.1 Rights and Obligations of Party A:

4.1.1 To set up an implementation group after this Contract is signed and to designate a person in charge for the implementation work.

4.1.2 To provide location, related equipments, necessary documents and data and assist Party B in research, implementation, technical support and maintenance.

4.1.3 Party A has the right to conduct confirmation test on the products' functioning in accordance with the system function manual provided by Party B and to cooperate with Party B in setting up an acceptance check group to perform trial-run and acceptance check on the equipments and software.

4.1.4 Party A has the responsibility to reply and confirm the relevant reports or plans submitted by B in accordance with this Contract's requirements within five days. Otherwise, the reports or plans shall be deemed to be agreed to by Party A.

4.1.5 To strictly comply with the operation environment required by the products provided by Party B.

4.1.6 To make payments to Party B strictly according to the time and sum specified in this Contract.

4.2 Rights and Obligations of Party B:

4.2.1 To complete the construction works of the Project within the time specified in this Contract.

4.2.2 To provide training, technical support or other after-sale services to Party A with or without remuneration.

4.2.3 Party B guarantees that all the hardware products it provides to Party A are from the original manufacturer and that the software products do not infringe the intellectual property rights of any other third party. If the usage or modification of the products provided by Party B leads to dispute or litigation with any other third party, Party B shall assume all the responsibilities and shall indemnify Party A for all the economic losses incurred.

4.2.4 To ensure the stable operation of each version of the same software product after updating and upgrading.

Clause Five Project Implementation Schedule

The Project is expected to be commenced on January 10, 2006 and the period of implementation shall last for a period of 18 months, which is to be completed in or before June, 2007.

Clause Six Price and Payment method

6.1 Price

6.1.1 All the Price in this Contract are denoted in RMB with tax.

6.1.2 Total amount of this Contract: RMB Seventy Eight Million Yuan (￥78,000,000.00) (Detailed price quotations are specified in Addendum 1 and

Addendum 2).

6.2 Payment Method

6.2.1 Within five days of signing of this Contract, Party A shall pay 30% of the total amount of this Contract, i.e., RMB Twenty Three Million Four Hundred Thousand Yuan (23,400,000.00).

6.2.2 Before December 31, 2006, Party A shall pay 30% of the total amount of this Contract, i.e., RMB Twenty Three Million Four Hundred Thousand Yuan (23,400,000.00).

6.2.3 Within 5 business days after the passing of the acceptance check, Party A shall pay 35% of the total amount of this Contract, i.e., RMB Twenty Seven Million Three Hundred Thousand Yuan (27,300,000.00).

6.2.4 After the completion of the Project's Expansion, Party B shall provide a one year warranty period free of charge. Within 10 business day after the said warranty period is expired, Party A shall pay 5% of the total amount of this Contract, i.e., RMB Three Million Nine Hundred Thousand Yuan (3,900,000.00) as after-sale services payment.

Clause Seven Confidentiality Principle

7.1 Neither Party shall reveal in any way the internal information, data and other commercial information of both parties in relation to the Project to any other third party without the permission of the other Party herein.

7.2 If any Party breached this confidentiality clause, the other Party shall have the right to claim the breaching Party for legal liability.

7.3 This clause shall remain valid forever notwithstanding that this Contract is altered, cancelled or terminated.

7.4 Both Parties guarantee that the other Party's information, data, commercial information and secrets shall not be disclosed to any other third party including Party B's employees save and except for those who involved in the Project,.

Clause Eight Default Liability

8.1 Except for force majeure and those circumstances listed in this Contract, any Party who terminates or dissolves this Contract unilaterally shall pay 30% of the total amount of this Contract as default penalty to the other Party.

8.2 Party B shall pay a daily surcharge of 0.01% of the total amount of this Contract to Party A if it cannot complete the Project by the time limit as specified in Clause Five of this Contract. However the cumulative amount of the surcharge shall not exceed 0.5% of the total amount of this Contract. If the delay exceeds thirty days, then Party A shall be entitled to terminate this Contract. Within 10 days from the date Party B receives the termination notice from Party A, Party B shall return to Party A all the money it received from Party A and shall pay 30% of the total amount of this Contract as default penalty.

8.3 If Party A is unable to make payment to Party B as scheduled, or is unable to cooperate with Party B effectively according to Party B's requirements, or does not perform the acceptance check on time, then Party B's delivery schedule of the Project shall be extended by the length of the delayed time, and Party A shall pay to Party B a daily surcharge of 0.01% of the total amount of this Contract, with the cumulative amount of the surcharge not exceeding 0.5% of the total amount of this Contract. If the delay exceeds thirty days, then Party B shall have the right to terminate this Contract and return to Party A all the money that it received from Party A. However Party A shall pay 30% of the total amount of this Contract to Party B as default penalty.

Clause Nine Resolution of Disputes

If both Parties A and B have differences in the interpretation of any clauses of this Contract, or disputes arise regarding any issues related to this Contract, then both Parties shall negotiate for a settlement with the spirit of courtesy and cooperation. If the negotiation is unable to resolve the disputes, then both Parties agree to resolve the dispute by the second method listed below:

(1) Apply to the arbitration committee for an arbitration:

(2) Constitute legal action in the People's court in the place of execution of this Contract.

Clause Ten Non-waiver Clause

Failure of any Party herein to claim the other Party for default liability does not mean that it waives any rights such Party is entitled.

Clause Eleven Force Majeure

11.1 The scope of force majeure is defined according to the relevant regulations of China

11.2 Force majeure apply to both Parties herein. If force majeure arises and disables the fulfillment of this Contract after its execution, then the impeded Party shall obtain a certificate from the relevant governmental department as evidence that the impeded Party is enable to fulfill this Contract in whole or in part, or that the fulfillment of this Contract has to be postponed. With this certification, both Parties shall be able to relinquish their related responsibilities under this Contract in whole or in part.

Clause Twelve Alteration, Supplementation, and Termination of this Contract

12.1 This Contract shall be effective on the day of signing and sealing by both Parties and shall be renewed automatically if neither Party issues written notice to terminate it.

12.2 This Contract shall be the final contract of both Parties, and cannot be altered in any way without the written consent from both Parties. For any issue which is not contemplated in this Contract occurs, both Parties shall sign supplementary agreement upon written consent from both Parties. The supplementary agreement and the Addenda of this Contract shall have the same legal effect as this Contract.

Clause Thirteen Effect of this Contract

This Contract shall have four counterparts, with each party holding two. All the four counterparts shall have the same legal effect.

Party A:	Fujian Province Dehua	Party B:	Expert Network
	County E-Government		(Shenzhen) Co. Ltd.
Construction Project
Management Company
Limited

Representative:	(Signed and sealed)	Representative:	(Signed and sealed)

Date of Signing: January 4, 2006		Place of signing: Dehua County,
Fujian Province

Addendum One:

Software List of Dehua County E-Government Expansion Project

Coordinated Office System Client's	RMB
Terminal
Documents Acceptance and Delivery	3,000.00
Management
News publication	1,500.00
Documents Management	1,500.00
Circulars	100.00
Schedule Arrangement	200.00
Meeting Management	200.00
Electronic Mails	200.00
Internal Forum	200.00
Electronic Periodicals	200.00
Real Time Communication	300.00
Official Documents Exchange System
Client's Terminal
Official Documents Delivery	300.00
Official Documents Tracing	300.00
Official Documents Pushing	300.00
Official Documents Acceptance and	300.00
Delivery
Communication Book Management	400.00
Official Documents Inquiry	500.00
Unified Administration Approval
System Client's Terminal
Approval Model	4,000.00
Statistical Analysis	2,000.00
Inquiry Appendix	1,500.00
Total	17,000.00

Note for Quotation

1. This Quotation is for the price of installing the Coordinated Office System Client's Terminal, Official Documents Exchange System Client's Terminal and Unified Administration Approval System Client's Terminal in a single computer of each civil servant

2. This Quotation does not include computer, network equipment, hardware and software of the operating system

Addendum Two:

General Quotation of the Dehua County Electronic
Administration Expansion Project Software

Department in	Unit Name	Quantity (set)	Total Price of Unit
Charge			(RMB)
PRC County	Office of County Committee	54	918,000.00
Committee of Dehua
County
	Confidential Information	20	340,000.00
	Department
	County Organization	37	629,000.00
	Department
	Aged Members Department	22	374,000.00
	Marketing Department	35	595,000.00
	Office of Culture	25	425,000.00
	Warfare Division	26	442,000.00
	General Office of Executive	29	493,000.00
	and Legislation
	Office of Workers	28	476,000.00
	Office of Party Appointed	19	323,000.00
	Workers
	Office of Agriculture	27	459,000.00
	Office of Editorial	19	323,000.00
	Disciplinary Supervision	48	816,000.00
	Department
	Archives Office	40	680,000.00
	Dehua County Committee	20	340,000.00
	and Party History Research
	Laboratory
	Dehua County Committee	36	612,000.00
	and Party School
	Office of Birth Planning of	26	442,000.00
	the Directly Related
	Departments
	Office of Maintenance of	25	425,000.00
	Water and Earth Committee
Dehua County	Office of County	83	1,411,000.00
	Government
	Department of Planning	53	901,000.00
	Economy and Trade	51	867,000.00
	Commission
	Financial Department	113	1,921,000.00

	Water Resources	61	1,037,000.00
	Department
	Department of Foreign	63	1,071,000.00
	Trade and Economic
	Corporation
	Construction Department	81	1,377,000.00
	Public Affair Department	53	901,000.00
	Grain Department	47	799,000.00
	Department of Agriculture	48	816,000.00
	Department of Forestry	73	1,241,000.00
	Communications	87	1,479,000.00
	Environment Protection	81	1,377,000.00
	Department
	Personnel Department	63	1,071,000.00
Government	Department of Public	563	9,571,000.00
	Security
	Judiciary Department	97	1,649,000.00
	Culture and Sport	29	493,000.00
	Department
	Department of Health	33	561,000.00
	Department of Audit	97	1,649,000.00
	Department of Statistic	103	1,751,000.00
	Population and Family	23	391,000.00
	Planning Committee
	Overseas Chinese Affaires	4	68,000.00
	Office
	Department of Ethnics and	4	68,000.00
	Religious Affairs
	Department of Price	47	799,000.00
	Civil Defence Office	17	289,000.00
	Department of	49	833,000.00
	Supervision
	Tourism Department	71	1,207,000.00
	Department of Radio, Film	93	1,581,000.00
	and Television
	Local Taxation Bureau	198	3,366,000.00
	State Taxation Bureau	186	3,162,000.00
	Department of Industry and	215	3,655,000.00
	Commerce
Societies and Groups	People's Congress	41	697,000.00
	Political Bureau	33	561,000.00
	Communist Youth Party	23	391,000.00
	Women's Society	8	136,000.00
	Commercial & Industrial	4	68,000.00

	Society
	Compatriots Society	24	408,000.00
	Cultural Society	17	289,000.00
	Technology Coordination	27	459,000.00
	Society
	Aged People Committee	5	85,000.00
	Civil Servant Committee	3	51,000.00
	Disability Society	5	85,000.00
	Family Planning	20	340,000.00
	Democracy Party	8	136,000.00
Dehua County	Shangyong Zhen	95	1,615,000.00
	Longxun Zhen	91	1,547,000.00
	Shanban Zhen	80	1,360,000.00
	Longmentang Zhen	83	1,411,000.00
	Nancheng Zhen	61	1,037,000.00
	Shuikou Zhen	67	1,139,000.00
	Chishui Zhen	70	1,190,000.00
	Gekeng Zhen	53	901,000.00
	Yangmei Xiang	61	1,037,000.00
	Tangtou Xiang	81	1,377,000.00
	Guiyang Xiang	63	1,071,000.00
	Gaide Xiang	53	901,000.00
	Guobao Xiang	41	697,000.00
	Meihu Xiang	49	833,000.00
	Daming Xiang	61	1,037,000.00
	Chunmei Xiang	43	731,000.00
Total:		4592	78,064,000.00

Total Price After Discount : RMB Seventy Eight Million Yuan (￥78,000,000.00)